Exhibit 10(dddd.3)

CLAIMS ADMINISTRATION AGREEMENT
(Hereinafter called the “Agreement”)

between

ADMINISTRATORS FOR THE PROFESSIONS, INC.
(Hereinafter called “AFP”)

and

PHYSICIANS’ RECIPROCAL MANAGERS, INC.
(Hereinafter called the “Company”)

The Company extends claims authority to AFP as follows:

All claims shall be administered by Administrators for the Professions, Inc. (“AFP”) on behalf of the Company.

It is agreed that AFP shall be responsible for and administer claims arising under the Company’s policies which constitute the Business, subject to the requirements and limitations set forth below:

A.
All subject claims shall be handled by AFP until their final disposition, except as otherwise indicated in this Agreement, and in compliance with all applicable laws, regulations and guidelines. AFP shall establish and maintain claim files on each claim reported and advise the insured of procedures to be followed when a claim arises.

B.	Reporting Requirements

1.
AFP must report all claims on monthly bordereaux which reflect the status and change of status for each claim. Each claim so reported will reflect an individual Company claim number assigned by AFP and in a format acceptable to the Company. Such bordereaux will be provided to the Company as specified in Section F., Monthly Reporting, subsection - Claims Bordereaux. Additionally, AFP shall prepare detailed written reports on any particular claim as may be requested by the Company.

2.	All claims involving any one of the following criteria outlined below will be considered a “Catastrophic Occurrence.”

a.	Incidents involving a fatality.

b.	Brain damage injuries (skull fracture, concussion, loss of consciousness, etc.)

c.	Spinal injury with potential for paraplegia or quadriplegia.

d.	Dismemberment or other serious disfigurement potential.

e.	Injuries involving nerve damage.

f.	Burn injuries.

g.	Injuries involving a fracture or multiple fractures.

h.	Serious vision and/or hearing impairment injuries.

i.	Environmental claims.

j.	Any claim involving extra contractual obligations, excess, or direct claims against the company or State Insurance Department inquiries.

k.	Any claims or loss involving class actions.

l.	Any claim alleging sexual abuse or molestation.

m.	Any claim valued in excess of $500,000 indemnity.

3.	All Catastrophic Occurrences, as defined in Section A(2), will be subject to the following additional reporting requirements:

a.	AFP will report such claims to the Company immediately upon notice or receipt by AFP and on a monthly basis, as described in Section F.

b.	AFP will report these claims, regardless of its opinion as to likelihood of liability for each such Catastrophic Occurrence.

c.
AFP will also provide a written report concerning the development of these Catastrophic Occurrence Claims on a regular basis, at intervals not to exceed 90 days or sooner upon notice of material development.

C.	AFP’s Authority

1.	All claims shall be autonomously handled by AFP and shall have authority to initiate or transact a settlement or compromise, or make full payment of the indemnity demands for such claims.

2.
AFP shall provide immediate written notice to the Company of any claim in which coverage is denied to an Insured without the advice of outside counsel. A complete copy of the claim file shall accompany such notice and all subsequent correspondence received or produced information shall immediately be forwarded to the Company.

3.
AFP shall provide immediate written notice to the Company of any claim immediately upon AFP reasonably determining that the expected indemnity value will equal or exceed $500,000. A complete copy of the claim file shall be sent to the Company upon their request.

4.	AFP is authorized to incur such reasonable expenses allocable to individual claims as are necessary for the proper administration of this Agreement.

D.	Indemnity Payments

AFP shall arrange for and make indemnity payments, in compliance with Section C., above, and in conformance with the following:

1.	Claim payments do not require written authority and approval from the Company.

2.	Indemnity payments will be made by the Company at the request of AFP within 48 hours of receipt from the reinsurer of the indemnity amount requested.

E.	Expense Payments

AFP shall arrange for and make payment of expenses reasonably incurred by it, pursuant to Section C. of this Agreement, and in conformance with the following restrictions:

1.	Expenses not incurred directly by AFP:

a.	Expense payments do not require written authority and approval from the Company.

b.	Expenses directly incurred by AFP.

c.
Expense payments will be made by AFP from the fiduciary account and such payments will be deducted from the monthly premium remitted to the Company and the reinsurer as their interests appear. If, however, expense payments are more than the premium for the month, the Company will remit to AFP the additional amount required within 48 hours of receiving payment from the reinsurer.

2.	Expenses Directly Incurred by AFP.

a.	Labor Expenses of AFP:

$750.00 per claim file per year, or if open for part of a year, prorated from the first day of the month of opening to the first day of the month following the month of closing. Payment shall be made monthly and in advance, the first payment to include the month of opening and the month that follows.

b.	Other AFP Expenses:

AFP shall be entitled to reimbursement by the Company and its reinsurer as their interests appear for the cost of the following internal expenses incurred by its employees:

i.	Fees to obtain records, x-rays and study models;
ii.	Fees for copying records, x-rays and study models;
iii.	Fees for expert review of file;
iv.	Fees for clinical examination of plaintiff/claimant;
v.	Fees for outside investigator for background investigation, i.e., fraud, criminal;
vi.	Fees for service of legal papers or subpoenas;
vii.	Court reporter bills for deposition and/or trial transcripts;
viii.	Fees to obtain prior transcripts for experts, both ours and our adversary's;
ix.	Fees to obtain material related to investigation, i.e., legal research and/or medical research;
x.	Fees to obtain information from governmental agencies related to Insured or claimants;
xi.	Fees to Insureds for attendance at trial as provided for under the policy, and
xii.	Any other specific expenses approved, in writing, by the Company.

F.	Monthly Reporting

1.	Claims Bordereau

a.
AFP shall provide a separate Inception-to-Date and a Month-to-Date Claims Bordereaux, on a diskette (on a format agreed upon by AFP and the Company) as well as a hard copy by the 25th of every calendar month or the last prior working day. Such Claims Bordereaux shall include the following information:

1.	Inception-to-Date Claims Bordereau

a.	AFP Claim Number
b.	Company Claim Number
c.	Policy Number
d.	Named Insured
e.	Policy Effective Date
f.	Policy Expiration Date
g.	Retroactive Date
h.	Status of Claim (open/closed)
i.	Claimant Name
j.	Date of Loss
k.	Report Date of Loss
l.	ITD Balance of Outstanding Reserves
m.	ITD Balance of Losses Paid
n.	ITD Balances of Expenses Paid (Outside)
o.	ITD Balances of Expenses Paid (Inside)
p.	ITD Subrogation Recoveries
q.	ITD Subrogation Expenses
r.	ITD Amount of Claim (sum of l-r)

2.	Month-to-Date Claims Bordereau

a.	AFP Claim Number
b.	Company Claim Number
c.	Policy Number
d.	Named Insured
e.	Policy Effective Date
f.	Policy Expiration Date
g.	Retroactive Date
h.	Status of Claim (open/closed/changed)
i.	Claimant Name
j.	Date of Loss
k.	Report Date of Loss

l.	MTD Outstanding Reserves
m.	MTD Losses paid
n.	MTD Expenses Paid (Outside)
o.	MTD Expenses Paid (Inside)
p.	MTD Subrogation Recoveries
q.	MTD Subrogation Expenses
r.	MTD Amount of Claim (sum of l-r)

G.	Recovery

AFP shall diligently pursue all avenues of possible recovery, i.e., subrogation or recovery or recoupment of loss or expense paid. All recoveries must be made payable to the Company and its reinsurer as their interests appear. The amount of the Recovery paid shall be included in the bordereaux which reflects activity for the month that the Recovery was received by AFP. AFP shall provide any additional details concerning a recovery as may be requested by the Company.

H.	Service of Suit

The Company hereby appoints AFP agent for service of process on any suit or proceeding involving a claim or loss arising out of a policy issued by Professional Medical Administrators, L.L.C. on behalf of the Company.

I.	Compensation

AFP’s full compensation for rendering claims services for the Business as provided herein shall be its direct incurred labor expenses detailed in Section E.2.a., above.

AFP and the Company, intending to be bound, have executed this Claims Administration Agreement in duplicate, each of which shall serve as an original:

Physicians’ Reciprocal Managers, Inc.

/s/ Ronald K. Schnurr
Ronald K. Schnurr
Executive Vice President
Physicians’ Reciprocal Managers, Inc.

Administrators for the Professions, Inc.

/s/ Anthony Bonomo
Anthony Bonomo
Chief Executive Officer/President
Administrators for the Professions, Inc.